Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Christopher Lindop	Chief Financial Officer

INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FIRST QUARTER 2006 RESULTS

WALTHAM, MA…May 3, 2006…Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and supplier of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter ended March 31, 2006.

In the first quarter of 2006, the Company recorded net revenues of $127.8 million compared to net revenues of $91.9 million in the first quarter of 2005. The revenue increase was due to increased sales in our Professional Diagnostic segment contributed by businesses acquired during 2005, including Binax, Inc., the Determine business, BioStar and IDT, as well as an increase in royalty revenues.

For the first quarter of 2006, Inverness Medical Innovations reported adjusted cash basis net income of $4.5 million, or $0.14 per diluted common share compared to adjusted cash basis net loss of $3.5 million, or $0.17 per common share, in the first quarter of 2005. The net loss per common share prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $2.6 million, or $0.09 per common share, in the first quarter of 2006 compared to a net loss per common share of $7.8 million, or $0.37 per common share, for the first quarter of 2005.

The Company’s GAAP results for the first quarter of 2006 include amortization of $4.0 million, a $0.9 million charge to cost of sales and operating expenses and a $1.2 million unrealized foreign exchange loss associated with our previously announced decision to close one of our manufacturing facilities and $1.3 million of non-cash stock-based compensation expense, and its GAAP results for the first quarter of 2005 include amortization of $2.8 million and $1.6 million of costs associated with a product recall. These amounts, net of tax, have been excluded from the adjusted cash basis net income or loss per common share for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash basis net income or loss, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, May 3, 2006, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-582-2952 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=6784&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=6786&folder=webstream using Windows Media. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 7326385. That replay will be available until 12:00 midnight (Eastern Time) on May 6, 2006. An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 12 months. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended March 31, 2006					Three Months Ended March 31, 2005
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash	Restated		Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)	GAAP		Adjustments		Basis (a)

Net revenues	$127,821				$127,821	$91,920		$300	(b)	$92,220
Cost of sales	75,567		(2,789	)(c) (d) (e)	72,778	59,731		(2,924	)(b) (c)	56,807
Gross profit	52,254		2,789		55,043	32,189		3,224		35,413
Gross margin	41%				43%	35%				38%

Operating expenses:
Research and development	10,610		(941	)(c) (e)	9,669	7,232		(276	)(c)	6,956
Selling, general and administrative	36,660		(2,505	)(c) (d) (e)	34,155	31,145		(902	)(c)	30,243
Total operating expenses	47,270		(3,446)		43,824	38,377		(1,178)		37,199
Operating income	4,984		6,235		11,219	(6,188)		4,402		(1,786)
Interest and other income (expense), net	(6,149)		1,238	(d)	(4,911)	(101)		—		(101)
Income tax provision	1,465		383	(f)	1,848	1,513		93	(f)	1,606
Net (loss) income	$(2,630)		$7,090		$4,460	$(7,802)		$4,309		$(3,493)

Net (loss) income per common share:
Basic	$(0.09)				$0.15	$(0.37)				$(0.17)
Diluted	$(0.09	)(g)			$0.14	$(0.37	)(g)			$(0.17	)(g)

Weighted average shares - basic	29,585				29,585	20,942				20,942
Weighted average shares - diluted	29,585	(g)			30,796 (h)	20,942	(g)			20,942	(g)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurence in its business, the Company does not adjust net income or loss for the costs associated with litigation including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Product recall charge of $1.6 million in the first quarter of 2005, including $1.3 million charged to cost of sales in the first quarter of 2005 GAAP results, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(c) Amortization expense of $4.0 million and $2.8 million in the first quarter of 2006 and 2005 GAAP results, respectively, including $2.0 million and $1.6 million charged to cost of sales, $0.7 million and $0.3 million charged to research and development and $1.3 million and $0.9 million charged to selling, general and administrative, in each of the quarters respectively.

(d) Restructuring costs of $2.1 million associated with the decision to close a manuafacturing facility in 2005, including $0.7 million charged to costs of sales, $0.2 million charged to selling, general and administrative and $1.2 million of unrealized foreign exchange loss charged to other expense.

(e) Compensation costs of $1.3 million associated with stock-based compensation expense, including $0.1 million charged to cost of sales, $0.3 million charged to research and development and $0.9 million charged to selling, general and administrative.

(f) Tax effect on adjustments as discussed above in notes (b), (c), (d) and (e).

(g) For the three months ended March 31, 2006 and 2005, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(h) Included in the weighted average dilutive common shares for the calculation of net income per common share on an adjusted cash basis for the three months ended March 31, 2006 are dilutive shares consisting of 1,211,000 common stock equivalent shares from the potential exercise of stock options and warrants.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,525	$34,270
Accounts receivable, net	88,903	70,476
Inventories	69,506	71,209
Prepaid expenses and other current assets	19,307	18,378
Total current assets	211,241	194,333

PROPERTY, PLANT AND EQUIPMENT, NET	75,077	72,211
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	607,343	510,491
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	12,608	14,131
Total assets	$906,269	$791,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$2,402	$2,909
Other current liabilities	115,161	106,901
Total current liabilities	117,563	109,810

LONG-TERM LIABILITIES:
Notes payable, net of current portion	256,464	259,595
Other long-term liabilities	25,537	24,453
Total long-term liabilities	282,001	284,048

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—
TOTAL STOCKHOLDERS’ EQUITY	506,705	397,308
Total liabilities and stockholders’ equity	$906,269	$791,166